Exhibit 99.3

Viavi Solutions Inc.

Unaudited Pro Forma Condensed Consolidated Financial Information

At 12:01 a.m. Eastern Daylight Time on August 1, 2015, Viavi Solutions Inc. (“Viavi”), formerly known as JDS Uniphase Corporation (“JDSU”), completed the previously announced distribution of approximately 80.1% of the outstanding common stock of Lumentum Holdings Inc. (“Lumentum”) to Viavi’s stockholders (the “Distribution”). Concurrent with the Distribution, JDSU was renamed Viavi Solutions Inc. and, at the time of the Distribution, retained ownership of approximately 19.9% of Lumentum’s outstanding shares. Lumentum was formed to hold Viavi’s communications and commercial optical products business segment and the WaveReady product lines (“CCOP”) and, as a result of the Distribution, is now an independent public company trading under the symbol “LITE” on The Nasdaq Stock Market (“NASDAQ”). The Distribution was made to Viavi’s stockholders of record as of the close of business on July 27, 2015 (the “Record Date”), who received one share of Lumentum common stock for every five shares of Viavi common stock held as of the close of business on the Record Date and not sold prior to August 4, 2015, the ex-dividend date. Viavi commenced “regular-way” trading on August 4, 2015 on NASDAQ under the ticker symbol “VIAV.”

The following unaudited pro forma condensed consolidated statements of operations of Viavi for the nine months ended March 28, 2015 and for each of the years ended June 28, 2014, June 29, 2013 and June 30, 2012 are presented as if the Distribution had occurred as of July 3, 2011. The following unaudited pro forma condensed consolidated balance sheet of Viavi as of March 28, 2015 assumes that the Distribution occurred on March 28, 2015. The unaudited pro forma condensed financial statements are not necessarily indicative of Viavi’s results of operations or financial position had the spin-off been completed on the dates assumed. The assumptions used and pro forma adjustments derived from such assumptions are based on currently available information and such assumptions are believed to be reasonable under the circumstances.

The statements presented are intended for informational purposes only, and do not purport to represent what Viavi’s financial position and results of operations actually would have been had the Distribution occurred on the dates indicated, or to project Viavi’s financial performance for any future period. Beginning in the first quarter of fiscal 2016, Lumentum’s historical financial results for periods prior to the Distribution will be reflected in Viavi’s consolidated financial statements as discontinued operations.

The following unaudited pro forma condensed consolidated financial statements have been derived from Viavi’s historical consolidated financial statements for the years ended June 28, 2014, June 29, 2013 and June 30, 2012 and the interim unaudited period ended March 28, 2015. The unaudited pro forma condensed consolidated financial statements and the accompanying notes should be read in conjunction with (i) the audited consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Viavi’s Form 10-K for the year ended June 28, 2014 and (ii) the unaudited condensed consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Viavi’s Form 10-Q for the nine months ended March 28, 2015.

The “Historical” columns in the unaudited pro forma condensed consolidated statements of operations and in the unaudited pro forma condensed consolidated balance sheet reflects Viavi’s historical financial statements for the periods presented and does not reflect any adjustments related to the Distribution and related events.

The “Lumentum Separation” columns in the unaudited pro forma condensed consolidated statements of operations have been derived from Viavi’s audited consolidated financial statements and the related accounting records for the years ended June 28, 2014, June 29, 2013 and June 30, 2012, and the unaudited interim period ended March 28, 2015. The amounts reflect the financial results of CCOP, adjusted to include certain costs directly attributable to CCOP and to exclude Viavi corporate-level operating costs. These corporate-level operating costs were previously allocated to CCOP in Lumentum’s audited combined financial statements for the years ended June 28, 2014, June 29, 2013 and June 30, 2012, and the unaudited interim period ended March 28, 2015 which are included in Lumentum’s information statement dated July 16, 2015 (the “Information Statement”). The Information Statement has been filed as an exhibit to this Current Report on Form 8-K.

The “Lumentum Separation” column in the unaudited pro forma condensed consolidated balance sheet was derived from Viavi’s unaudited consolidated financial statements and the related accounting records as of March 28, 2015, adjusted to include certain assets and liabilities that were transferred to Lumentum pursuant to the contribution agreement. The information in the “Lumentum Separation” columns should be read in conjunction with Lumentum’s audited combined financial statements and notes thereto as of and for the years ended June 28, 2014, June 29, 2013 and June 30, 2012 and unaudited condensed combined financial statements and notes thereto as of March 28, 2015 included in the Information Statement.

The unaudited pro forma condensed consolidated financial statements have been prepared to remove Lumentum’s assets, liabilities and results of operations, and reflect the following transactions:

•                  the distribution through a tax-free distribution to stockholders of approximately 80.1% of Lumentum’s common stock and Viavi’s retention of approximately 19.9% of Lumentum’s common stock;

•                  the transfer of certain Lumentum-specific assets and liabilities from Viavi to Lumentum, as well as the effective settlement of intercompany account balances;

•                  the contribution of cash to Lumentum in connection with the spin-off; and

•                  the removal of pre-separation costs that are directly related to the separation of Lumentum from Viavi.

The “Pro Forma Adjustments” columns in the unaudited pro forma consolidated financial statements reflect pro forma adjustments which are further described in the accompanying notes.

VIAVI SOLUTIONS INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED MARCH 28, 2015

(In millions, except per share data)

	Historical	Lumentum Separation	Pro Forma Adjustments	Notes	Pro Forma
Net revenue	$1,281.4	$627.3			$654.1
Cost of sales	665.3	426.3			239.0
Amortization of acquired technologies	32.0	5.7			26.3
Gross profit	584.1	195.3			388.8
Operating expenses:
Research and development	232.3	104.9			127.4
Selling, general and administrative	342.2	47.1	(8.8)	(a)	286.3
Amortization of other intangibles	15.0	0.3			14.7
Restructuring and related charges	20.9	2.9			18.0
Total operating expenses	610.4	155.2	(8.8)		446.4
(Loss) income from operations	(26.3)	40.1	8.8		(57.6)
Interest and other income (expense), net	1.2	(0.1)			1.3
Interest expense	(25.4)	(0.6)			(24.8)
(Loss) income before income taxes	(50.5)	39.4	8.8		(81.1)
(Benefit from) provision for income taxes	(2.5)	(21.6)			19.1
Net (loss) income	$(48.0)	$61.0	$8.8		$(100.2)

Net loss per share from - basic and diluted:	$(0.21)				$(0.43)

Shares used in per share calculation - basic and diluted:	232.1				232.1

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

VIAVI SOLUTIONS INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED JUNE 28, 2014

(In millions, except per share data)

	Historical	Lumentum Separation	Pro Forma
Net revenue	$1,743.2	$816.3	$926.9
Cost of sales	915.7	550.5	365.2
Amortization of acquired technologies	43.2	9.1	34.1
Gross profit	784.3	256.7	527.6
Operating expenses:
Research and development	296.0	134.8	161.2
Selling, general and administrative	450.4	63.4	387.0
Amortization of other intangibles	15.8	0.3	15.5
Restructuring and related charges	23.8	2.5	21.3
Total operating expenses	786.0	201.0	585.0
(Loss) income from operations	(1.7)	55.7	(57.4)
Interest and other income (expense), net	0.5	1.3	(0.8)
Interest expense	(29.7)	(0.3)	(29.4)
(Loss) income before income taxes	(30.9)	56.7	(87.6)
Benefit from income taxes	(13.1)	(1.9)	(11.2)
Net (loss) income	$(17.8)	$58.6	$(76.4)

Net loss per share from - basic and diluted:	$(0.08)		$(0.33)

Shares used in per share calculation - basic and diluted:	234.2		234.2

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

VIAVI SOLUTIONS INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED JUNE 29, 2013

(In millions, except per share data)

	Historical	Lumentum Separation	Pro Forma
Net revenue	$1,676.9	$767.8	$909.1
Cost of sales	919.0	532.6	386.4
Amortization of acquired technologies	63.3	12.1	51.2
Gross profit	694.6	223.1	471.5
Operating expenses:
Research and development	258.5	113.7	144.8
Selling, general and administrative	429.3	63.3	366.0
Amortization of other intangibles	12.7	0.2	12.5
Restructuring and related charges	19.0	2.6	16.4
Total operating expenses	719.5	179.8	539.7
(Loss) income from operations	(24.9)	43.3	(68.2)
Interest and other income (expense), net	(4.1)	0.7	(4.8)
Interest expense	(17.9)	(0.9)	(17.0)
(Loss) income before income taxes	(46.9)	43.1	(90.0)
Benefit from income taxes	(103.9)	(4.8)	(99.1)
Net income	$57.0	$47.9	$9.1

Net income per share from:
Basic	$0.24		$0.04
Diluted	$0.24		$0.04

Shares used in per share calculation:
Basic	235.0		235.0
Diluted	239.3		239.3

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

VIAVI SOLUTIONS INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED JUNE 30, 2012

(In millions, except per share data)

	Historical	Lumentum Separation	Pro Forma
Net revenue	$1,662.4	$725.8	$936.6
Cost of sales	898.3	511.8	386.5
Amortization of acquired technologies	58.6	10.3	48.3
Gross profit	705.5	203.7	501.8
Operating expenses:
Research and development	244.0	110.2	133.8
Selling, general and administrative	427.0	75.1	351.9
Amortization of other intangibles	21.7	0.2	21.5
Restructuring and related charges	12.4	0.7	11.7
Total operating expenses	705.1	186.2	518.9
Income (loss) from operations	0.4	17.5	(17.1)
Interest and other income (expense), net	12.8	9.3	3.5
Interest expense	(27.3)	(1.0)	(26.3)
(Loss) income from continuing operations before income taxes	(14.1)	25.8	(39.9)
Provision for income taxes	12.0	1.2	10.8
(Loss) income from continuing operations, net of tax	(26.1)	24.6	(50.7)
Loss from discontinued operations, net of tax	(29.5)	—	(29.5)
Net (loss) income	$(55.6)	$24.6	$(80.2)

Net loss per share from - basic and diluted:
Continuing operations	$(0.11)		$(0.22)
Discontinued operations	$(0.13)		$(0.13)
Net loss	$(0.24)		$(0.35)

Shares used in per share calculation - basic and diluted:	230.0		230.0

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

VIAVI SOLUTIONS INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF MARCH 28, 2015

(In millions, except share and par value data)

	Historical	Lumentum Separation	Pro Forma Adjustments	Notes	Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$299.2	$10.6	$(127.0)	(b)	$161.6
Short-term investments	489.7	—			489.7
Restricted cash	26.6	—			26.6
Accounts receivable, net	305.3	155.2			150.1
Inventories, net	155.8	97.6			58.2
Prepayments and other current assets	80.3	43.9			36.4
Investment in Lumentum	—	—	247.5	(c)	247.5
Total current assets	1,356.9	307.3	120.5		1,170.1
Property, plant and equipment, net	278.1	135.8			142.3
Goodwill	258.5	5.5			253.0
Intangibles, net	124.9	23.7			101.2
Deferred income taxes	149.9	28.1			121.8
Other non-current assets	23.4	0.8			22.6
Total assets	$2,191.7	$501.2	$120.5		$1,811.0
LIABILTIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$109.2	$74.0			$35.2
Accrued payroll and related expenses	59.9	16.0			43.9
Income taxes payable	12.7	1.6			11.1
Deferred revenue	76.9	0.5			76.4
Accrued expenses	35.5	10.9			24.6
Other current liabilities	41.8	7.1			34.7
Total current liabilities	336.0	110.1			225.9
Long-term debt	555.2	—			555.2
Other non-current liabilities	181.4	7.3			174.1
Total stockholders’ equity	1,119.1	383.8	120.5	(d)	855.8
Total liabilities and stockholders’ equity	$2,191.7	$501.2	$120.5		$1,811.0

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

Viavi Solutions Inc.

Unaudited Pro Forma Condensed Consolidated Financial Information

Notes to unaudited pro forma consolidated financial statements:

(a)         Reflects the removal of non-recurring transaction and pre-separation costs that are directly related to the separation of Lumentum from Viavi.

(b)         In connection with the separation, Viavi will make cash contributions so that Lumentum’s total cash amount as of the separation date is $137.6 million, subject to the requirements as set forth in the contribution agreement. For the purposes of the pro forma financials, based on Lumentum’s cash and cash equivalent balance of $10.6 million as of March 28, 2015, a pro forma adjustment of $127.0 million was reflected to reduce Viavi’s cash and cash equivalents and provide Lumentum with $137.6 million of total cash.

(c)          Viavi retained approximately 11.7 million shares, or approximately 19.9%, of Lumentum’s outstanding common shares that it will record at fair value. This investment is expected to be accounted for as available-for-sale securities under the authoritative guidance. For the purposes of the pro forma financial statements, the value of the Company’s investment in Lumentum was calculated using $21.15 per share, the closing stock price of Lumentum on August 4, 2015 which was the first day of trading.

(d)         The pro forma adjustment to stockholders’ equity reflects the net effect of the pro forma adjustments described above.